EXHIBIT 24.01

POWER OF ATTORNEY

	Know all by these presents,
that
Kenneth U. Kuk hereby constitutes and appoints Scott H. DeLong III and
James E. Nelson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the

undersigned, in the undersigned's capacity as an officer and/or director of
KMG America Corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(2)	do
and perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of
any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned
hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities
Exchange Act of 1934.

	This Power of
Attorney shall remain in full
force and effect until the undersigned is no longer required to file Forms
3, 4, and 5 with respect to the
undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing
delivered to the foregoing
attorneys-in-fact.

	   This Power of
Attorney supersedes any Power of
Attorney I have previously given
regarding the authority granted herein.


 	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2005.

									   /s/
Kenneth U. Kuk


									   Name: Kenneth U. Kuk